EXHIBIT 32.2


                            BISON INSTRUMENTS, INC.
                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
                                  PURSUANT TO
         SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002 (18 U.S.C. 1350)

The undersigned, Edward G. Lampman, the Chief Executive Officer and Chief Financial Officer of Bison Instruments, Inc. (the "Company"), has executed this Certification in connection with the filing with the Securities and Exchange Commission of the Company's Annual Report on Form 10-KSB for the fiscal year ended October 31, 2003 (the "Report").

The undersigned hereby certifies that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the SEC or its staff upon request.

Date: November 14, 2003
      -------------------

                                                 /s/ Edward G. Lampman
                                                 -------------------------------
                                                 Title: Chief Executive Officer,
                                                        Chief Financial Officer
                                                        and Director